Exhibit 24.12

POWER OF ATTORNEY

Smartz Vehicle Rental Corporation

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Mark P. Frissora, Elyse Douglas and J. Jeffrey Zimmerman, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Hertz Corporation (“Hertz”) and the subsidiary guarantors named therein, with respect to offers to exchange any and all notes of Hertz (of one or more series or class, outstanding prior to the filing of such Form S-4) with respect to which Hertz has an obligation to exchange registered notes for notes that were issued in transactions not registered under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as he or she might or could do it personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark P. Frissora		March 21, 2011
Mark P. Frissora	Director and President

/s/ Scott P. Sider		March 21, 2011
Scott P. Sider	Director

/s/ Elyse Douglas		March 21, 2011
Elyse Douglas	Director and Vice President

/s/ R. Scott Massengill		March 21, 2011
Scott Massengill	Treasurer